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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              Polymer Group, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                 [POLYMER LOGO]

                                   Notice of
                      2001 Annual Meeting of Stockholders
                                      and
                                Proxy Statement

[Polymer Group, Inc. Logo]

4838 Jenkins Avenue
North Charleston, South Carolina 29405

                                                                 April 30, 2001

Dear Stockholder:

   You are cordially invited to attend the 2001 Annual Meeting of Stockholders which will be held on June 1, 2001, at 11:00 a.m., local time, at the Harbour Club, 35 Prioleau Street, Charleston, South Carolina 29401.

   The Notice of Meeting, Proxy Statement and Proxy are included with this letter. The matters listed in the Notice of Meeting are more fully described in the Proxy Statement.

   It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please mark, sign and date the enclosed Proxy and return it promptly in the envelope provided. If you attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.

                                          Sincerely,

                                          /s/ Jerry Zucker

                                          Jerry Zucker
                                          Chairman, President and Chief
                                           Executive Officer

                              Polymer Group, Inc.

                              4838 Jenkins Avenue
                    North Charleston, South Carolina 29405

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

   The 2001 annual meeting (the "Annual Meeting") of stockholders of Polymer Group, Inc. (the "Corporation" or the "Company") will be held on June 1, 2001, at 11:00 a.m., local time, at the Harbour Club, 35 Prioleau Street, Charleston, South Carolina 29401, to consider and take action with respect to the following matters:

     (1) The election of two directors for three-year terms or until their successors are duly elected and qualified.

     (2) Approval of the 2001 Polymer Group Stock Option Plan.

     (3) The ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 29, 2001.

     (4) The transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

   Holders of record of the Corporation's Common Stock at the close of business on April 5, 2001, are entitled to receive notice of and to vote on all matters presented at the Annual Meeting and at any adjournments or postponements thereof.

                                          By order of the Board of Directors

                                          /s/ James G. Boyd
                                          James G. Boyd
                                          Secretary

April 30, 2001

   Whether or not you plan to attend the Annual Meeting in person and regardless of the number of shares you own, please mark, sign and date the enclosed Proxy and mail it promptly in the envelope provided to ensure that your shares will be represented. You may nevertheless vote in person if you attend the Annual Meeting.

                              Polymer Group, Inc.

                              4838 Jenkins Avenue
                    North Charleston, South Carolina 29405

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        Annual Meeting of Stockholders
                                 June 1, 2001

                               ----------------

   This proxy statement (the "Proxy Statement") is being furnished to the holders of common stock, par value $0.01 per share (the "Common Stock"), of Polymer Group, Inc. (the "Corporation" or the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Corporation (the "Board of Directors" or "Board") for the 2001 annual meeting (the "Annual Meeting") of stockholders to be held on June 1, 2001 at the Harbour Club, 35 Prioleau Street, Charleston, South Carolina 29401, and at any adjournments or postponements thereof. Proxy Statements and proxies are being mailed to stockholders on or about April 30, 2001.

   When you sign and return the enclosed proxy, the shares represented thereby will be voted in accordance with the directions noted thereon. If no direction is indicated, the shares represented thereby will be voted FOR the slate of directors described herein, FOR the adoption of the 2001 Polymer Group Stock Option Plan, FOR the ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 29, 2001, and, with respect to any other business as may properly be brought before the Annual Meeting and any adjournments or postponements thereof, in accordance with the judgment of the person or persons voting on such matter or matters.

   Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so. In addition, you may revoke your proxy any time before it is voted by written notice to the Secretary of the Corporation prior to the Annual Meeting or by submission of a later-dated proxy.

   Each outstanding share of Common Stock entitles the holder thereof to one vote. Holders are not entitled to vote fractional shares. On April 5, 2001, the record date, there were 32,004,200 shares of Common Stock outstanding. The presence in person or by proxy of the holders of a majority of such shares of Common Stock shall constitute a quorum. Under Delaware law, abstentions are treated as present and entitled to vote and therefore are counted in determining the existence of a quorum and will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters (a "broker non-vote"), such shares will be considered present but not entitled to vote, and thus will be counted in determining the existence of a quorum but will not be counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a plurality of the vote of the shares present and entitled to vote has been cast.

                             ELECTION OF DIRECTORS

   The Board of Directors is currently comprised of six directors divided into three classes. The term of each class expires in different years. One class consists of James G. Boyd, whose term expires at the 2001 Annual Meeting. One class consists of David A. Donnini, Duncan M. O'Brien, Jr. and L. Glenn Orr, Jr., whose terms expire at the 2002 Annual Meeting. In connection with the Annual Meeting in order to equalize the three classes, Mr. O'Brien is being moved into the class with Mr. Boyd and will stand for election this year, with a term to expire at the 2004 Annual Meeting. The final class consists of Jerry Zucker and Bruce V. Rauner, whose terms expire at the 2003 Annual Meeting. Mr. Boyd and Mr. O'Brien have been nominated for re-election to the Board of Directors this year to serve for three-year terms or until their successors are duly elected and qualified. The Board of Directors expects all nominees named herein to be available for election. In case any nominee is not available, the proxy holders may vote for a substitute, unless the Board of Directors reduces the number of directors.

   Directors will be elected at the Annual Meeting by a plurality of the votes cast at the Annual Meeting by the holders of shares represented in person or by proxy. There is no right to cumulative voting as to any matter, including the election of directors.

   The following sets forth information as to each director and nominee for director as of April 5, 2001, including age, principal occupation and employment during the past five years, directorships in other publicly held companies, membership on committees of the Board of Directors and period of service as a director of the Corporation.

   The Board of Directors recommends a vote "FOR" the re-election of Mr. Boyd and Mr. O'Brien to the Board of Directors.

Nominees for Board of Directors

   James G. Boyd, 56, has served as Executive Vice President, Chief Financial Officer, Treasurer, Secretary and a Director of the Corporation since its inception. In addition to his duties with the Corporation, Mr. Boyd presently serves as Executive Vice President, Treasurer, Secretary and Director of The InterTech Group, Inc. ("InterTech") and has served in this capacity since 1986.

   Duncan M. O'Brien, Jr., 41, has served as a Director of the Corporation since September 1998. Mr. O'Brien has been President of Crescendo Capital Partners, an investment banking firm, since August 1999. From June 1998 through August 1999, Mr. O'Brien served as Vice Chairman, Director of Investment Banking, of George K. Baum & Company, an investment banking firm. Prior thereto, from 1984 until April 1998, Mr. O'Brien was with Goldman, Sachs & Co., an investment banking firm, serving most recently as a Vice President.

Current Continuing Directors

   Jerry Zucker, 51, has served as Chairman, President, Chief Executive Officer and a Director of the Corporation since its inception. In addition to his duties with the Corporation, Mr. Zucker presently serves as Chairman, President, Chief Executive Officer and a Director of InterTech, one of the Corporation's principal stockholders, and has served in this capacity since 1983.

   Bruce V. Rauner, 45, has been a Director of the Corporation since its inception. Mr. Rauner has been a Principal of Golder, Thoma, Cressey, Rauner, Inc. ("Golder, Thoma") since 1984 and a Principal of GTCR Golder Rauner, L.L.C. ("Golder Rauner") since January 1998, where he is responsible for originating and making new investments, monitoring portfolio companies and recruiting and training associates. Mr. Rauner is also a Director of AnswerThink Consulting Group, Inc., Dynacare, Inc. and U.S. Aggregates, Inc.

   David A. Donnini, 35, has served as a Director of the Corporation since its inception. Mr. Donnini has been a Principal of Golder, Thoma since 1993 and a Principal of Golder Rauner since January 1998. From 1991 to 1993, Mr. Donnini was an Associate with Golder, Thoma. Prior to joining Golder, Thoma in 1991, Mr. Donnini attended The Stanford Graduate School of Business. Mr. Donnini is also a director of U.S. Aggregates, Inc.

   L. Glenn Orr, Jr., 60, has served as a Director of the Corporation since February 1997. Mr. Orr has been Chairman, President and Chief Executive Officer of Orr Management Company, a management consulting firm, since February 1995. Prior thereto, from October 1990 until February 1995, Mr. Orr was Chairman, President and Chief Executive Officer of Southern National Corporation, a bank holding company which merged with BB&T Corp. in 1995. Mr. Orr is also a director of Highwoods Properties.

Senior Officers (Other Than Those who are Directors and Listed Above)

   James L. Schaeffer, 50, Executive Vice President of the Corporation and President and Chief Operating Officer, Nonwovens since August 1999. Mr. Schaeffer served as Vice President and Chief Operating Officer, Nonwovens from February 1998 through August 1999. Mr. Schaeffer served as Group Vice President--Operations and General Manager (Americas), Nonwovens from March 1995 through February 1998. From 1992 until March 1995, Mr. Schaeffer served as Vice President--Operations/Engineering of FiberTech Group, Inc. ("FiberTech"), a wholly-owned subsidiary of the Corporation. Prior to joining FiberTech, Mr. Schaeffer served as General Manager for Scott Nonwovens at the Landisville facility from 1990 to 1992.

   S. Grant Reeves, 45, has served as Vice President and Chief Operating Officer, Oriented Polymers Division since February 1998. From February 1994 through February 1998, Mr. Reeves also served as a Vice President of the Corporation. Mr. Reeves joined InterTech in 1986, where he served as Controller of Reemay, Inc. ("Reemay"), a former InterTech affiliate, through December 1987. From January 1988 through June 1991, Mr. Reeves served as Vice President--Finance and Manufacturing for RM Engineered Products, Inc., a former InterTech affiliate. From June 1991 through January 1994, Mr. Reeves served as General Manager at Fabrene, Inc. ("Fabrene"), a wholly-owned subsidiary of the Corporation.

   Thomas E. Phillips, 51, has served as Senior Vice President--Nonwovens since August 1999. From February 1998 through August 1999, Mr. Phillips served as Group Vice President--Sales (Americas), Finance, Information Technology and Human Resources, Nonwovens. Mr. Phillips served as Group Vice President-- Finance, Systems and Administration, Nonwovens from March 1995 through February 1998. From 1993 until March 1995, Mr. Phillips served as General Manager and Vice President of FiberTech. Prior to joining FiberTech, Mr. Phillips served as a Vice President (1986-1992) and a Senior Vice President (1992-1993) of Reemay, where his responsibilities included financial, systems, human resources and administrative functions.

   Rolf J. Altdorf, 47, has served as Vice President--Europe, Nonwovens since July 1998. From March 1995 to July 1998, Mr. Altdorf served as Managing Director and Vice President--Marketing and Sales of Chicopee B.V., a subsidiary of the Corporation, in Cuijk, The Netherlands. From October 1985 to March 1995, Mr. Altdorf served in several different capacities in the research and development, marketing and European projects departments of Johnson & Johnson in Dusseldorf, Germany and Cuijk, The Netherlands.

   Richard L. Ferencz, 56, has served as Group Vice President--Asia and Engineering, Nonwovens since May 2000. From February 1998 until May 2000, Mr. Ferencz served as Group Vice President--Advanced Technology and Engineering, Nonwovens. From March 1996 to February 1998, Mr. Ferencz served as Vice President--Advanced Technology and Engineering of the Company. From 1992 to 1996 Mr. Ferencz served as Vice President of Engineering of the Company. Prior to joining the Company, Mr. Ferencz served as Director of Systems of Reemay (1986-1992).

   Peter C. Bourgeois, 57, has served as Group Vice President and General Manager--Fabrene and DIFCO Performance Fabrics, Inc., a wholly-owned subsidiary of the Corporation, since February 1998. Mr. Bourgeois served as Vice President, Wovens from 1993 through February 1998. Mr. Bourgeois served as Vice President--Marketing and Sales for Fabrene from June 1989 until 1993.

   There are no family relationships among the foregoing persons.

Board and Committee Meetings

   The Board of Directors held four meetings (exclusive of committee meetings) during the preceding fiscal year. The Board of Directors has established the following committees, the functions and current members of which are noted below. Each current director attended 75% or more of the number of meetings held during the preceding fiscal year by the Board of Directors and any committees on which such director served.

   Compensation Committee. The Compensation Committee of the Board of Directors consists of Messrs. Donnini, Orr, Rauner and O'Brien. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and key employees of the Corporation. The Compensation Committee met one time during the preceding fiscal year.

   Stock Option Committee. The 1996 Key Employee Stock Option Plan Committee (the "Stock Option Committee") of the Board of Directors consists of Messrs. Donnini and Rauner. The Stock Option Committee is empowered to grant options to purchase Common Stock of the Corporation. The Stock Option Committee met one time during the preceding fiscal year.

   Audit Committee. The Audit Committee of the Board of Directors consists of Messrs. Donnini, O'Brien and Rauner. The Audit Committee, among other duties, reviews the internal and external financial reporting of the Corporation, reviews the scope of the independent audit and considers comments by the auditors regarding internal controls and accounting procedures and management's response to those comments. The Audit Committee held two meetings during the preceding fiscal year.

   The Corporation does not have a nominating committee.

Compensation of Directors

   Management directors are not entitled to receive any fees for their service on the Board of Directors. Non-management directors are reimbursed for out-of-pocket expenses incurred in connection with attending meetings. In addition, all non-management directors received $2,500 per meeting attended for service on the Board of Directors during 2000 and $500 for any committee meetings attended during 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's officers, directors and persons who beneficially own more than ten percent of a registered class of the Corporation's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater-than-ten percent beneficial owners are also required to furnish the Corporation with copies of all Section 16(a) forms they file.

   Based solely upon a review of the copies of such forms furnished to the Corporation, or written representations that no Form 5 filings were required, the Corporation believes that during the period from January 2, 2000 through December 30, 2000 all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten percent beneficial owners were complied with.

                   THE 2001 POLYMER GROUP STOCK OPTION PLAN

General

   The Company has adopted the 2001 Polymer Group Stock Option Plan (the "2001 Plan"), subject to stockholder approval, effective April 1, 2001. The 2001 Plan provides for grants of stock options. Directors, officers and other employees of the Company and its subsidiaries, are eligible for grants under the 2001 Plan. The purpose of the 2001 Plan is to provide these individuals with incentives to enhance stockholder value and otherwise contribute to the success of the Company and to enable us to attract, retain and reward the best available persons for positions of responsibility.

   A total of 1,500,000 shares of our common stock, representing 4.7% of our currently outstanding common stock, will be available for issuance under the 2001 Plan, subject to adjustment in the event of a stock split, merger or similar change in the corporate structure of the Company or the outstanding shares of common stock. In the event of any of these occurrences, the Company may make any adjustments it considers appropriate to, among other things, the number and kind of shares, options or other property available for issuance under the 2001 Plan or covered by grants previously made under the plan. The shares available for issuance under the 2001 Plan may be, in whole or in part, authorized and unissued or held as treasury shares. As of April 12, 2001, the closing price of the common stock as reported on the New York Stock Exchange was $1.28 per share.

   The compensation committee of our board of directors will administer the 2001 Plan. Our board also has the authority to administer the 2001 Plan and to take all actions that the compensation committee is otherwise authorized to take under the 2001 Plan. Grants will be awarded under the 2001 Plan entirely in the discretion of the compensation committee. As a result, we are unable to determine at this time the recipients, amounts and values of future benefits to be received under the 2001 Plan.

Option Grants

   The following table sets forth the number of options which have been granted under the 2001 Plan to the Company's chief executive officer ("CEO"), the four other most highly compensated executive officers, all executive officers as a group, each other person who received or is to receive five percent of such options and all employees, including all current officers who are not executive officers, as a group, subject to approval by the Company's stockholders at the Annual Meeting.

                                                               Options Granted
                        Name and Position                            (#)
                        -----------------                      ---------------
   Jerry Zucker...............................................      50,000
     (Chairman, President, CEO and Director)
   James G. Boyd..............................................      50,000
     (Executive Vice President, Chief Financial Officer,
      Treasurer, Secretary and Director)
   James L. Schaeffer.........................................      24,400
     (Executive Vice President, President and Chief Operating
      Officer, Nonwovens Division)
   S. Grant Reeves............................................      19,600
     (Vice President and Chief Operating Officer Oriented
      Polymer Division)
   Thomas E. Phillips.........................................      24,400
     (Senior Vice President, Nonwovens Division)
   All executive officers as a group (5 persons)..............     168,400
   All other employees, including officers who are not
    executive officers, as a group............................     296,400
                                                                   -------
       Total..................................................     464,800
                                                                   =======

   The following is a summary of the material terms of the 2001 Plan, but does not include all of the provisions of the 2001 Plan. For further information about the 2001 Plan, we refer you to the 2001 Plan, which we intend to file as an exhibit to our Quarterly Report on Form 10-Q for our first fiscal quarter of 2001.

Terms of the 2001 Plan

   Eligibility. Directors, officers and employees of the Company and its subsidiaries, as well as other individuals to whom we have extended an offer of employment, will be eligible to receive grants under the 2001 Plan. However, only employees may receive grants of incentive stock options. In each case, the compensation committee will select the actual grantees. As of April 1, 2001, there were approximately 4,000 employees expected to be eligible to participate in the 2001 Plan.

   Stock Options. Under the 2001 Plan, the compensation committee or the board may award grants of incentive stock options conforming to the provisions of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and other, non-qualified stock options. The compensation committee may not, however, award to any one person in any calendar year options to purchase common stock equal to more than 10% of the total number of shares authorized under the 2001 Plan, and it may not award incentive options first exercisable in any calendar year whose underlying shares have a fair market value greater than $100,000, determined at the time of grant.

   The compensation committee will determine the exercise price of any option in its discretion. However, the exercise price of an incentive option may not be less than 100% of the fair market value of a share of common stock on the date of grant, and the exercise price of an incentive option awarded to a person who owns stock constituting more than 10% of the Company's voting power may not be less than 110% of such fair market value on such date.

   Unless the compensation committee determines otherwise, the exercise price of any option may be paid in any of the following ways:

  . in cash, and/or

  . by simultaneous sale through a broker of shares of common stock acquired upon exercise.

   The compensation committee will determine the term of each option in its discretion. However, no term may exceed ten years from the date of grant or, in the case of an incentive option granted to a person who owns stock constituting more than 10% of the voting power of the Company, five years from the date of grant. In addition, all options under the 2001 Plan, whether or not then exercisable, generally cease vesting when a grantee ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or its subsidiaries. Options generally expire 30 days after the date of cessation of service, so long as the grantee does not compete with the Company during the 30-day period.

   There are, however, exceptions depending upon the circumstances of cessation. In the case of a grantee's death or disability, all options will become fully vested and exercisable and remain so for up to 180 days after the date of death or disability. In the event of retirement, a grantee's options will continue to vest and become exerciseable for a period of three years from the date of retirement, at which time all unexercised portions will be forfeited. Upon termination for cause, all options will terminate immediately. And if there is a change in control of the Company and a grantee is terminated from service with the Company and its subsidiaries within one year thereafter, all options will become fully vested and exercisable and remain so for up to one year after the date of termination. In addition, the compensation committee has the authority to grant options that will become fully vested and exercisable automatically upon a change in control of the Company, whether or not the grantee is subsequently terminated.

   Vesting, Withholding Taxes and Transferability of All Options. The terms and conditions of each grant made under the 2001 Plan, including vesting requirements, will be set forth consistent with the 2001 Plan in a written agreement with the grantee. Except in limited circumstances, no option under the 2001 Plan may fully vest and become exercisable within six months of the date of grant, unless the compensation committee determines otherwise.

   Unless the compensation committee determines otherwise, no grant made under the 2001 Plan will be transferable other than by will or the laws of descent and distribution and each grant may be exercised only by the grantee or his or her respective executors, administrators, guardians, or legal representatives.

   Amendment and Termination of the 2001 Plan. The board may amend or terminate the 2001 Plan in its discretion, except that no amendment will become effective without prior approval of the Company's stockholders if such approval is necessary for continued compliance with the performance-based compensation exception of Section 162(m) of the Internal Revenue Code or any applicable stock exchange listing requirements.

Furthermore, any termination may not materially and adversely affect any outstanding rights or obligations under the 2001 Plan without the affected participant's consent. If not previously terminated by the board, the 2001 Plan will terminate on the tenth anniversary of its adoption.

Certain Federal Income Tax Consequences of the 2001 Plan

   The following is a brief summary of the U.S. federal income tax rules relevant to options issued under the 2001 Plan, based upon the Internal Revenue Code as currently in effect. These rules are highly technical and subject to change in the future. Because federal income tax consequences will vary as a result of individual circumstances, grantees should consult their personal tax advisors with respect to the tax consequences associated with stock options. Moreover, the following summary relates only to grantees' U.S. federal income tax treatment, and the state, local and foreign tax consequences may be substantially different.

   Non-Qualified Options. Upon the grant of a non-qualified option, a grantee will not recognize any taxable income, and the Company will not be entitled to a deduction. Upon the exercise of a non-qualified option, the grantee will recognize ordinary income, subject to wage and employment tax withholding, equal to the excess of the fair market value of the common stock acquired on the date of exercise over the exercise price. The Company will be entitled to a deduction equal to the compensation taxable to the grantee.

   If a grantee sells common stock acquired upon the exercise of a non-qualified option, the grantee will recognize capital gain or loss equal to the difference between the selling price of the stock and its fair market value on the date of exercise. The capital gain or loss will be long- or short-term, depending on whether the grantee has held the stock for more than one year. In any event, the Company will not be entitled to a deduction with respect to any capital gain recognized by the grantee.

   Short-term capital gains are generally subject to the same federal income tax rate as ordinary income; the current maximum rate is 39.6%. Long-term capital gains are generally subject to a maximum rate of 20% for shares held for more than one year. Capital losses on the sale of stock acquired upon an option's exercise may be used to offset capital gains. If capital losses exceed capital gains, then up to $3,000 of the excess losses may be deducted from ordinary income. Remaining capital losses may be carried forward to future tax years.

   Incentive Options. A grantee will not recognize taxable income on the grant or exercise of an incentive option. However, the excess of the common stock's fair market value on the option exercise date over the exercise price will be included in the grantee's alternative minimum taxable income. The grantee may thereby become subject to an alternative minimum tax, which may be payable even though the grantee does not receive any cash upon the option's exercise with which to pay the tax.

   Upon the sale of common stock acquired upon exercise of an incentive option, the grantee will recognize long-term capital gain or loss, measured by the difference between the stock's selling price and the option exercise price, so long as he or she has held the stock more than one year after the date of exercise and more than two years after the date of grant. The Company will not be entitled to any deduction because of the grant or exercise of an incentive option, or because of the sale of stock received upon exercise of an incentive option after the required holding periods have been satisfied.

   However, if a grantee disposes of common stock acquired upon exercise of an incentive option before the required holding periods have expired, including through the delivery of any shares of the stock in payment of all or part of the exercise price of an incentive option, the grantee will recognize taxable ordinary income in an amount equal to the difference between the option's exercise price and the lesser of (i) the common stock's fair market value on the date of exercise and (ii) the selling price. The Company will be allowed a corresponding deduction equal to the amount of compensation taxable to the grantee. If the selling price of the stock exceeds the fair market value on the exercise date, the excess will be taxable to the grantee as long- or short-term capital gain, depending on whether the grantee held the stock for more than one year. The Company will not be allowed a deduction with respect to any capital gain of this nature recognized by the grantee.

   Effect of Rule 16b-3(d)(3) under the Exchange Act. The tax consequences of either non-qualified options or incentive options may vary for those directors and executive officers who are subject to the short-swing trading restrictions of Section 16(b) of the Securities Exchange Act of 1934, if those persons are exempted from these restrictions by the six-month holding provision of Rule 16b-3(d)(3). In general, a participant that falls into this category will recognize income, or begin applicable holding periods, on the later of (i) the date of exercise and (ii) the date six months after the option grant date, unless the participant files an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code within 30 days of the grant date. Under the election, a grantee elects to recognize income on the exercise date, based on the common stock's fair market value on that date.

   One Million Dollar Compensation Limit. The Revenue Reconciliation Act of 1993 limits the annual deduction a publicly held company may take for compensation paid to its chief executive officer or any of its four other highest compensated officers in excess of $1,000,000 per year, excluding for this purpose compensation that is "performance-based" within the meaning of Internal Revenue Code Section 162(m). The Company intends that compensation realized upon the exercise of an option granted under the 2001 Plan be regarded as "performance-based" under Section 162(m) and that such compensation be deductible without regard to the limits imposed by Section 162(m) on compensation that is not "performance-based."

Vote Required

   In order to be approved, the 2001 Plan must receive the affirmative vote of a majority of the votes cast by the holders of common stock represented in person or by proxy at the meeting. Approval of the 2001 Plan is required for shares of common stock issued under the plan to be listed for trading on the New York Stock Exchange and for grants of options made under the 2001 Plan to qualify as performance-based compensation deductible by the Company without limitation under Section 162(m) of the Internal Revenue Code.

   The Board of Directors has approved the 2001 Plan and recommends that stockholders vote "FOR" such Plan.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors, upon recommendation by the Audit committee, has appointed Ernst & Young LLP as independent auditors to examine the financial statements of the Corporation for fiscal 2001 and to perform other appropriate accounting services.

   A proposal will be presented at the Annual Meeting to ratify the appointment of Ernst & Young LLP as the Corporation's independent auditors. One or more members of that firm are expected to be presented at the Annual Meeting to respond to questions and to make a statement if they desire to do so. If the stockholders do not ratify this appointment by the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting, other independent auditors will be considered by the Board of Directors upon recommendation by the Audit Committee.

   The Board of Directors recommends a vote "FOR" ratification of the appointment of Ernst & Young LLP as the Corporation's independent auditors.

                                OTHER BUSINESS

   At the date of this Proxy Statement, the Corporation has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should come before the Annual Meeting, the proxies will be voted in the discretion of the proxy holders.

                              SECURITY OWNERSHIP

   The following information with respect to the outstanding shares of Common Stock beneficially owned by each director and nominee for director of the Corporation, the chief executive officer and the four other most highly compensated executive officers, all beneficial owners of more than five percent of the Common Stock known to the Corporation and the directors and executive officers as a group is furnished as of April 5, 2001, except as otherwise indicated.

                                                              Common Stock
                                                          ---------------------
                                                          Number of  Percent of
Name                                                      Shares(1)   Class(2)
----                                                      ---------- ----------
Jerry Zucker(3)(4)(5)....................................  7,407,607    23.1%
James G. Boyd(4)(5)(6)...................................  4,352,479    13.6
The InterTech Group, Inc.(5)(7)..........................  3,861,208    12.1
Golder, Thoma, Cressey Fund III Limited
 Partnership(4)(5)(8)....................................  7,109,096    22.2
Bruce V. Rauner(9).......................................  7,121,596    22.2
David A. Donnini(10).....................................     12,500      *
Duncan M. O'Brien, Jr.(11)...............................     17,500      *
L. Glenn Orr, Jr.(12)....................................     16,800      *
James L. Schaeffer(13)...................................     51,000      *
S. Grant Reeves(14)......................................     17,000      *
Thomas E. Phillips(15)...................................     18,500      *
Leeway & Co.(5)(16)......................................    795,838     2.5
FMR Corp.(17)............................................  3,827,490    12.0
Dimensional Fund Advisors(18)............................  2,173,300     6.8
All directors and executive officers as a group (12
 persons)(19)............................................ 15,152,524    47.2

--------
 (1) Each holder has sole voting and investment power with respect to the shares listed unless otherwise indicated. The number of shares includes shares of Common Stock subject to options exercisable within 60 days of April 5, 2001.

 (2) Percentages less than one percent are denoted by an asterisk. Shares subject to options exercisable within 60 days of April 5, 2001 are considered outstanding for the purpose of determining the percentage of the class held by the holder of such options, but not for the purpose of computing the percentage held by others.
 (3) Includes 3,515,929 shares held by Mr. Zucker, 7,080 held by Mr. Zucker's wife, 10,890 held in trust for Mr. Zucker's children, 3,599,557 shares held by InterTech, 261,651 shares held by FTG, Inc. ("FTG") and 12,500 shares subject to options. Mr. Zucker is Chairman, Chief Executive Officer and President of InterTech and FTG, and as a result may be deemed to have voting and dispositive power over the shares held by InterTech and FTG.
 (4) Each of these Stockholders has entered into an agreement pursuant to which, upon the occurrence of certain events, Messrs. Zucker and Boyd and J.P. Morgan Partners (BHCA), L.P. ("JPMP") as successor to Chase Manhattan Investment Holdings, Inc. would acquire additional shares of Common Stock from Golder, Thoma, Cressey Fund III Limited Partnership ("GTC Fund III"), which would result in an increase in the ownership of Common Stock by Messrs. Zucker and Boyd and JPMP and a corresponding decrease in the ownership of Common Stock by GTC Fund III.
 (5) Each of these parties has entered into an agreement providing for the election of directors. Each such party disclaims beneficial ownership of shares of Common Stock owned by the other parties.
 (6) Includes 478,771 shares held by Mr. Boyd, 3,599,557 shares held by InterTech, 261,651 shares held by FTG and 12,500 shares subject to options. Mr. Boyd is Executive Vice President, Secretary and Treasurer of InterTech and FTG.
 (7) Includes 3,599,557 shares held by InterTech and 261,651 shares held by FTG. The address of InterTech is 4838 Jenkins Avenue, North Charleston, SC 29405.

 (8) All of the reported shares are held by GTC Fund III, of which Golder, Thoma, Cressey & Rauner, L.P. is the general partner. Mr. Rauner is a general partner of Golder, Thoma, Cressey & Rauner, L.P., but disclaims beneficial ownership of such shares. The address of GTC Fund III is c/o Golder, Thoma, Cressey, Rauner, Inc., 6100 Sears Tower, Chicago, IL 60606-6402.
 (9) Includes 12,500 shares subject to option.
(10) Includes 12,500 shares subject to option.
(11) Includes 5,000 shares held in an individual retirement account of Mr. O'Brien and 12,500 shares subject to option.
(12) Includes 3,800 shares held by Mr. Orr, 500 shares held by Mr. Orr's daughter and 12,500 shares subject to option. Mr. Orr disclaims beneficial ownership of the shares held by his daughter.
(13) Includes 38,500 shares held by Mr. Schaeffer and 12,500 shares subject to options.
(14) Includes 7,000 shares held by Mr. Reeves and 10,000 shares subject to options.
(15) Includes 6,000 shares held by Mr. Phillips and 12,500 shares subject to options.
(16) The address of Leeway & Co. is c/o State Street Bank and Trust Co., Master Trust Division--Q4W, P.O. Box 1992, Boston, MA 02110.
(17) FMR Corp. ("FMR") reported as of December 31, 2000 sole voting power over 64,100 shares and sole dispositive power over 3,827,490 shares. The information set forth herein is based solely on a Schedule 13G filed by FMR for the year ended December 31, 2000. The address of FMR, as so reported, was 82 Devonshire Street, Boston, MA 02109.
(18) Dimensional Fund Advisors ("Dimensional") reported as of December 31, 2000 sole voting and dispositive power over 2,173,300 shares. The information set forth herein is based solely on a Schedule 13G filed by Dimensional for the year ended December 31, 2000. The address of Dimensional, as so reported, was 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
(19) Includes shares held by GTC Fund III, InterTech and FTG.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following summary compensation table specifies the components of the compensation packages of the Corporation's chief executive officer and four other most highly compensated executive officers (collectively, the "Named Executives") for the years ended December 30, 2000, January 1, 2000 and January 2, 1999. The Corporation does not maintain any long-term compensation plans.

                                                         Long Term
                                Annual Compensation     Compensation
                                -------------------- ------------------
                                                      Stock  Restricted  All Other
        Name and         Fiscal                      Options   Stock    Compensation
   Principal Position     Year  Salary ($) Bonus ($)   (#)   Awards ($)    ($)(1)
   ------------------    ------ ---------- --------- ------- ---------- ------------
Jerry Zucker............  2000   924,776     204,000     --     --         18,984
  Chairman, President
   and Chief              1999   924,776   1,530,000 100,000    --         19,015
  Executive Officer       1998   932,469   1,020,000     --     --         18,090

James G. Boyd...........  2000   540,884     135,000     --     --         19,751
  Executive Vice
   President, Chief       1999   540,884   1,012,500  75,000    --         20,800
  Financial Officer,      1998   544,731     675,000     --     --         20,800
  Treasurer and
  Secretary

James L. Schaeffer......  2000   412,100     105,000     --     --         16,892
  Executive Vice
   President, President   1999   283,605     245,000  37,000    --         17,983
  and Chief Operating
   Officer,               1998   202,840     170,000     --     --         13,684
  Nonwovens Division

S. Grant Reeves.........  2000   168,772      39,000     --     --         10,693
  Vice President and
   Chief Operating        1999   160,750     102,000  15,000    --         12,014
  Officer, Oriented
   Polymer Division       1998   152,952      95,000     --     --         11,660

Thomas E. Phillips......  2000   210,203      91,000     --     --         15,541
  Senior Vice President,  1999   188,322     195,000  30,000    --         13,433
  Nonwovens Division      1998   172,540     140,000     --     --         12,446

--------
(1) The following table identifies and quantifies the amount of All Other Compensation for each Named Executive.

                                    Money
                                   Purchase    401(k)      401( h)
                            Fiscal Pension  Corporation  Corporation  Retirement
Name                         Year    Plan   Contribution Contribution  Annuity
----                        ------ -------- ------------ ------------ ----------
Jerry Zucker...............  2000    5,950     11,050       1,984        --
                             1999   13,600      3,015       2,400        --
                             1998   13,600      2,090       2,400        --
James G. Boyd..............  2000    6,739     11,028       1,984        --
                             1999   13,600      4,800       2,400        --
                             1998   13,600      4,800       2,400        --
James L. Schaeffer.........  2000    5,185     10,180       1,527        --
                             1999   10,305      6,266       1,412        --
                             1998    7,655      5,124         905        --
S. Grant Reeves............  2000    6,610      3,910         173        --
                             1999    7,292      3,000       1,722        --
                             1998    6,937      3,000       1,723        --
Thomas E. Phillips.........  2000    3,474     11,492         575        --
                             1999    7,255      5,514         664        --
                             1998    6,640      5,205         601        --

   The amounts included under the column entitled "Money Purchase Pension Plan" are amounts paid by the Corporation into a trust fund which provides retirement benefits and, under certain circumstances, death or disability benefits or benefits upon termination of employment.

Option Exercises and Year-End Option Value Table

  Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

                                                                          Value of Unexercised
                                                Number of Unexercised     In-the-Money Options
                           Shares     Value     Options at FY-End (#)           at FY-End
                         Acquired on Realized ------------------------- -------------------------
     Name                Exercise(1)  ($)(1)  Unexercisable Exercisable Unexercisable Exercisable
     ----                ----------- -------- ------------- ----------- ------------- -----------
Jerry Zucker............     --        --        120,000      140,000        $ 0          $ 0
James G. Boyd...........     --        --         75,000       60,000          0            0
James L. Schaeffer......     --        --         40,711       40,733          0            0
S. Grant Reeves.........     --        --         18,111       21,333          0            0
Thomas E. Phillips......     --        --         35,111       39,333          0            0

--------
(1) None of the options granted to the Named Executives has been exercised.

The 1996 Key Employee Stock Option Plan

   In March 1996, the Board of Directors of the Corporation approved the 1996 Key Employee Stock Option Plan (the "Key Employee Plan" or "Plan"). The Key Employee Plan was approved by the stockholders of the Corporation in April 1996. The Key Employee Plan is administered by the Stock Option Committee. Any person who is a full-time, salaried employee of the Corporation is eligible to participate in the Plan (a "Participant"). Approximately 1,287 persons are currently eligible to participate in the Key Employee Plan. The Stock Option Committee selects the Participants and determines the terms and conditions of the options. In April 1996, the Board of Directors approved the Plan providing for up to 1,500,000 shares to be issued thereunder, subject to certain adjustments reflecting changes in the Corporation's capitalization. On April 12, 2001, the market value of the Common Stock underlying the 1,500,000 options was $1,920,000. The description of the Key Employee Plan set forth herein is qualified in its entirety by reference to the complete text of such Plan, which is filed as an Exhibit to the Corporation's Registration Statement on Form S-1 (Reg. No. 333-2424), and incorporated herein by reference.

   Options granted under the Key Employee Plan may be either incentive stock options ("ISOs") or such other forms of nonqualified stock options ("NQOs") as the Compensation Committee may determine. ISOs are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"). The exercise price of the options will be at least 100% of the fair market value of a share of Common Stock on the date of grant, except that the exercise price of an ISO granted to an individual who directly (or by attribution under Section 424(d) of the Code) owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Corporation will be at least 110% of the fair market value of a share of Common Stock on the date of grant.

   Options granted under the Key Employee Plan may be subject to time vesting and certain other restrictions at the Stock Option Committee's sole discretion. Subject to certain exceptions and unless otherwise provided in the option agreement, the right to exercise an option generally terminates at the earlier of (i) the first date on which the initial grantee of such option is not employed by either the Corporation or any subsidiary for any reason other than termination without cause, death or permanent disability or (ii) the expiration date of the option. If the holder of an option dies or suffers a permanent disability while still employed by the Corporation or any subsidiary, the right to exercise all unexpired installments of such option shall be accelerated and shall accrue as of the date of such death or the later of the date of such permanent disability or the discovery of such permanent disability, and such option shall be exercisable, subject to certain exceptions, for 90 days after such date. If the holder of an option is terminated without cause, to the extent the option has vested, such option shall be exercisable for 30 days after such date.

   The Board of Directors has the power and authority to amend the Plan at any time without approval of the Corporation's stockholders; provided, that the Board of Directors shall not amend the Plan to cause any outstanding ISOs to no longer qualify as ISOs or materially increase the benefits or number of shares under the Plan or modify the eligibility requirements without the affirmative approval of the Corporation's stockholders. In addition, the Board of Directors shall not amend the Plan to materially and adversely affect the rights of an option holder under such option without the consent of such option holder.

   Supplemental cash payments may also be made in conjunction with options granted under the Key Employee Plan.

Employment and Management Agreements

   Pursuant to management agreements originally entered into in October 1992 (the "PGI Polymer Management Agreements"), Messrs. Zucker and Boyd (collectively, the "Executives") have agreed to serve as President and Chief Executive Officer, and Executive Vice President, Secretary and Treasurer, respectively, of the Corporation's subsidiaries, PGI Polymer, Inc. ("PGI Polymer") and FiberTech Group, Inc. ("FiberTech"). Pursuant to management agreements entered into in March 1995 (the "Chicopee Management Agreements" and, together with the PGI Polymer Management Agreements, the "Management Agreements"), the Executives have agreed to serve in the same capacities for the Corporation's subsidiary, Chicopee, Inc. ("Chicopee"). The Management Agreements provide that the Executives' employment thereunder will continue until the Executive's resignation, permanent disability, death or termination by PGI Polymer's or Chicopee's Board of Directors, as the case may be.

   The PGI Polymer Management Agreements provide for an annual base salary of $250,000 to be paid to Mr. Zucker and an annual base salary of $150,000 to be paid to Mr. Boyd, while the Chicopee Management Agreements provide for an annual base salary of $400,000 to be paid to Mr. Zucker and an annual base of $200,000 to be paid to Mr. Boyd, all of which amounts may be increased as determined in good faith by the Board of Directors. The Management Agreements also provide for a bonus to be paid at the end of each fiscal year to each of the Executives in an amount determined by the Board of Directors, but not to exceed such Executive's base salary.

   The Management Agreements provide that upon the termination of either Executive's employment, such Executive is entitled to receive severance payments equal to either one-half (in the case of death, disability, resignation without good reason or termination for cause) or three times (in all other cases) his annual salary.

   The Corporation has not entered into written employment contracts with any of its other executive officers.

Termination Benefits

   In 1998, the Corporation entered into Change in Control Severance Compensation Agreements (the "Agreements"), with Messrs. Zucker and Boyd. The Agreements were a result of a determination by the Board of Directors that it was important and in the best interests of the Corporation and its shareholders to ensure that, in the event of a possible change in control of the Corporation, the stability and continuity of management would continue unimpaired, free of the distractions incident to any such change in control.

   For purposes of the Agreements, a "change in control" occurs when (i) any person or group of persons acting jointly and in concert acquire 35% or more of the Corporation's voting securities, (ii) any person, or group of persons acting jointly and in concert, owning 5% or greater of the voting power of the Corporation's Common Stock nominates individuals for election to the Board (who have not been approved by the incumbent board) who, if elected, would constitute a majority of the members on the Board who are not full-time employees of the Corporation, and a majority of such nominees are elected to the Board of Directors, or (iii) the Corporation ceases to control in fact, directly or indirectly, all or substantially all of the assets employed in carrying on the business of the Corporation.

   Benefits are payable under the Agreements only if a change in control has occurred and thereafter the officer's employment is terminated involuntarily without cause or voluntarily by the officer for reasons such as demotion, relocation, loss of benefits or other changes. The principal benefit to be provided to officers under the Agreements is a payment equal to 2.99 times the sum of (i) base salary, (ii) the cash value of the non-cash benefit plans and
(iii) the average of the annual bonus received in the prior two years.

   The Agreements are not employment agreements, and do not impair the right of the Corporation to terminate the employment of the officer with or without cause prior to a change in control or absent a potential or pending change in control, or the right of the officer to voluntarily terminate his employment.

Compensation Committee Interlocks and Insider Participation

   The members of the Corporation's Compensation Committee are Messrs. Donnini, Orr, Rauner, O'Brien, and Mr. Rauner, a director of the Corporation, is also a general partner of Golder, Thoma, Cressey & Rauner, L.P. Golder, Thoma, Cressey & Rauner, L.P. is the general partner of GTC Fund III, which owns 22.2% of the Corporation's Common Stock.

Compensation Committee Report on Executive Compensation

   The Compensation Committee of the Board of Directors (the "Committee") is pleased to present its report on executive compensation. The Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and key employees of the Corporation. This Committee report documents the components of the Corporation's executive officer compensation programs and describes the bases upon which compensation will be determined by the Committee with respect to the executive officers of the Corporation, including the Named Executives.

   This Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

   Compensation Philosophy. The compensation philosophy of the Corporation is to endeavor to directly link executive compensation to continuous improvements in corporate performance and increases in shareholder value. The Committee has adopted the following objectives as guidelines for compensation decisions.

  . Display a willingness to pay levels of compensation that are necessary to attract and retain highly qualified executives.

  . Be willing to compensate executive officers in recognition of superior individual performance, new responsibilities or new positions within the Corporation.

  . Take into account historical levels of executive compensation and the overall competitiveness of the market for high quality executive talent.

  . Implement a balance between short-term and long-term compensation to complement the Corporation's annual and long-term business objectives and strategy and to encourage executive performance in furtherance of the fulfillment of those objectives.

  . Provide variable compensation opportunities based on the performance of the Corporation, encourage stock ownership by executives and align executive remuneration with the interests of stockholders.

   Compensation Program Components. The Committee regularly reviews the Corporation's compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Corporation. The particular elements of the compensation program for executive officers are further explained below.

   Base Salary. The Corporation's base pay levels are largely determined by evaluating the responsibilities of the position held and the experience of the individual and by comparing the salary scale with companies of similar size and complexity. Actual base salaries are kept within a competitive salary range for each position that is established through job evaluation and market comparisons and approved by the Committee as reasonable and necessary. Mr. Zucker's and Mr. Boyd's minimum base salaries are $650,000 and $350,000 per year, respectively, pursuant to the Management Agreements, which is comparable to salaries paid for executives holding positions with comparable responsibilities. The Management Agreements provide that the Compensation Committee may increase the base salaries for each year at its discretion.

   Annual Incentives. The Management Agreements provide that Messrs. Zucker and Boyd may also receive an annual bonus, determined by the Board of Directors, up to their base salaries.

   Stock Option Program. The Committee strongly believes that by providing those persons who have substantial responsibility over the management and growth of the Corporation with an opportunity to increase their ownership of the Corporation's stock, the interests of stockholders and executives will be closely aligned. Therefore, the Corporation's key employees (including the Named Executives) are eligible to receive either incentive stock options or nonqualified stock options as the Stock Option Committee may determine from time to time, giving them the right to purchase shares of the Corporation's Common Stock at an exercise price equal to 100% of the fair market value of such Common Stock at the date of grant (or such greater amount as the Stock Option Committee may determine). The number of stock options granted to executive officers is based on competitive practices.

   Certain Tax Considerations. Section 162(m) of the Code generally limits the corporate tax deduction for compensation paid to the Named Executives to $1,000,000 in any given taxable year, unless certain requirements are met. The Compensation Committee has carefully considered the impact of this tax code provision. The Committee currently believes that it has structured the compensation plans for the Named Executives as necessary in order to maximize the Corporation's corporate tax deduction without limiting the Corporation's ability to attract and retain qualified executives.

   Summary. After its review of all existing programs, the Committee continues to believe that the total compensation program for executives of the Corporation is focused on increasing values for stockholders and enhancing corporate performance. The Committee currently believes that the compensation of executive officers is properly tied to stock appreciation through their significant ownership interests in the Corporation. The Committee believes that executive compensation levels at the Corporation are competitive with the compensation programs provided by other corporations with which the Corporation competes. The foregoing report has been approved by all members of the Committee.

                                          COMPENSATION COMMITTEE

                                          David A. Donnini

                                          Duncan M. O'Brien, Jr.

                                          L. Glenn Orr, Jr.

                                          Bruce V. Rauner

Report of Audit Committee

   The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee also reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in written disclosures required by the Independence Standards Board Number 1 and considers the compatibility of nonaudit services with the auditors' independence.

   For the fiscal 2000 audit, the Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company's internal controls, and the overall quality of the Company's financial reporting.

   In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements for fiscal 2000 be included in the Annual Report on Form 10-K for the year ended December 30, 2000 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Duncan M. O'Brien, Jr., Chairman

                                          David A. Donnini

                                          Bruce V. Rauner

Audit, Financial Information Systems Design and Implementation and Other Fees

   For the fiscal year ended December 30, 2000 the Company incurred fees from Ernst & Young LLP of approximately $900,000 for professional services rendered in connection with the annual audit and all other fees of $2.1 million, including audit related services of $100,000, and non-audit services of $2.0 million. Audit related services generally include fees for pension and statutory audits and accounting consultation. For the fiscal year ended December 30, 2000, Ernst & Young LLP did not provide the Company with any professional services in connection with financial information systems design and implementation

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Right of First Refusal, Registration Agreement and Voting Agreement

   In June 1994, Messrs. Zucker and Boyd entered into an agreement with the Corporation pursuant to which Messrs. Zucker and Boyd granted to the Corporation the prior right to acquire any business identified by either of them (while employed by the Corporation), or their affiliates, engaged in, or planning to engage in, the manufacture and marketing of nonwoven and woven polyolefin fabrics for industrial and consumer applications or any other business then engaged in by the Corporation. To the extent the Corporation does not elect to pursue any such acquisition, Messrs. Zucker and Boyd are free to acquire such business.

   In June 1995, the Corporation and certain of the stockholders entered into an Amended and Restated Registration Agreement, pursuant to which such stockholders have the right, in certain circumstances and subject to certain conditions, to require the Corporation to register shares of the Corporation's Common Stock held by them under the Securities Act of 1933. Under the Registration Agreement, except in certain limited circumstances, the Corporation is obligated to pay all expenses in connection with such registration.

   In May 1996, certain of the Corporation's stockholders entered into an agreement (the "Voting Agreement") providing, among other things, for the nomination and voting for up to six directors of the Corporation by such stockholders. As of April 5, 2001, such stockholders beneficially owned approximately 49.3% of the outstanding Common Stock of the Corporation. Under the Voting Agreement, each of the stockholders party thereto has agreed to vote its shares in favor of the Corporation's Chief Executive Officer and Executive Vice President, two nominees designated by GTC Fund III and two outside directors to be jointly designated by GTC Fund III and InterTech. Each director nominated by parties to the Voting Agreement may be removed only at the request of the party who nominated such director. The Voting Agreement terminates at such time as (a) GTC Fund III and its affiliates cease to own at least 10% of the Common Stock and (b) InterTech and its affiliates cease to own 10% of the Common Stock. The stockholders who are parties to the Voting Agreement hold, in the aggregate, a substantial amount of the voting power of the Corporation and thus, if acting in unison or in various combinations, could likely be able to elect a majority of the directors of the Corporation even if the Voting Agreement were not in place.

Other Transactions

   The Corporation's corporate headquarters are housed in space leased by InterTech from an affiliate of InterTech. A portion of the payments and other expenses, primarily insurance and allocated costs, are charged to the Corporation. Such amounts approximated $1.7 million during 2000. In addition, during fiscal 2000 the Company purchased equipment for approximately $0.3 million from an entity affiliated with the Company.

   On September 1, 1993, ConX, Inc. ("ConX"), a subsidiary of InterTech, acquired a manufacturing facility in Vineland, New Jersey for the benefit of Technetics Group, Inc. ("Technetics"), a wholly owned subsidiary of FiberTech, and entered into a lease of the facility to Technetics at a base rate of $2.50 per square foot, subject to adjustment to account for inflation, which is comparable to similar properties in the area. During 2000, the Corporation paid ConX approximately $200,000 for use of the facility. The lease terminates on August 31, 2003 and is subject to a purchase option at termination. The leased facility consists of 83,500 square feet of manufacturing space and was acquired by ConX for $1,250,000.

                               PERFORMANCE GRAPH

   The following graph compares the Corporation's cumulative total stockholder return since the Common Stock became publicly traded on May 9, 1996 with the Russell 2000 Index and with selected companies that the Corporation believes are similar to the Corporation (the "Peer Group"). The Corporation's Peer Group is comprised of the following companies: Intertape Polymer Group, Inc., Lydall Corporation, Millipore Corporation, Pall Corporation and Unifi, Inc. The Peer Group is identical to last year, with the exception of the replacement of Dexter Corporation with Unifi, Inc.

                          Comparison of Total Return*
          Polymer Group, Inc., Russell 2000 Index and the Peer Group

                             [GRAPH APPEARS HERE]

COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

                        -------------------FISCAL YEAR ENDING----------------
COMPANY/INDEX/MARKET    5/09/1996 12/31/1996 12/31/1997 12/31/1998 12/31/1999
Polymer Group              100.00      77.11      52.78      55.22     101.39
Customer Selected Stock
 List                      100.00      98.28      82.72      89.22      92.28
Russell 2000 Index         100.00     105.21     128.72     125.11     149.62
----------
12/29/2000
     29.86
    103.22
    143.16

SOURCE:  MEDIA GENERAL FINANCIAL SERVICES
         P.O. BOX 85333
         RICHMOND, VA 23293
         PHONE: 1-(800) 446-7922
         FAX:   1-(804) 649-6826
--------
*  Total Return assumes reinvestment of dividends.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

   Proposals of stockholders intended to be presented at the annual meeting in 2001 must be received by the Secretary of the Corporation, at the address below, not later than December 31, 2001 to be considered for inclusion in the Corporation's 2002 proxy materials.

                            ADDITIONAL INFORMATION

   This solicitation is being made by the Corporation. All expenses of the Corporation in connection with this solicitation will be borne by the Corporation. In addition to the solicitation by mail, proxies may be solicited by directors, officers and other employees of the Corporation by telephone, telefax, in person or otherwise, without additional compensation. The Corporation will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Corporation's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

   The Corporation will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Corporation's Annual Report on Form 10-K for the fiscal year ended December 30, 2000, as filed with the Securities and Exchange Commission, including the financial statements and the schedule thereto. Requests for copies of such Annual Report on Form 10-K should be directed to Robert Johnston, Vice President--Strategic Planning and Investor Relations, at the address below. A list of shareholders entitled to vote on matters at the Annual Meeting will be available for inspection at the Corporation's headquarters beginning on May 15, 2001.

   Please complete the enclosed proxy and mail it in the enclosed postage-paid envelope as soon as possible.

                                        By order of the Board of Directors

                                        James G. Boyd
                                        Secretary

Polymer Group, Inc.
4838 Jenkins Avenue
North Charleston, SC 29405
April 30, 2001

                                                                     APPENDIX A

                         EFFECTIVE AS OF JUNE 1, 2000

                              POLYMER GROUP, INC.

                            AUDIT COMMITTEE CHARTER

                                 ORGANIZATION

   There shall be a committee of the board of directors to be known as the audit committee. The Committee shall be comprised of not less than three members of the Board of Directors (the "Board"), and the Committee's composition will meet the requirements of the Audit Committee Policy of the New York Stock Exchange.

   Accordingly, all of the members will be directors:

     1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

     2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

                              STATEMENT OF POLICY

   The primary purpose of the Audit Committee (the "Committee") is to assist the Board in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

   In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

   The Committee shall review the adequacy of this Charter on an annual basis.

                               RESPONSIBILITIES

   The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

   In carrying out these responsibilities, the audit committee will:

  . Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the company and its divisions and subsidiaries.

  . review with management the appointment, termination or replacement of the director of internal audit.

  . Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

  . Review with the independent auditors, the company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

  . Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies.

  . Review the audit function of the company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

  . Inquire of management, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

  . Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

  . The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61. As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

  . Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices. Also review with financial management and the independent auditors their qualitative judgments about the appropriateness, not just acceptability, of accounting principles and financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates.

  . Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

  . Review accounting and financial human resources and succession planning within the Company.

  . Report the results of the annual audit to the Board. If requested by the Board, invite the independent auditors to attend the full Board meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the audit committee meeting during which the results of the annual audit are reviewed).

  . The Committee shall:

    . request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

    . discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

    . recommend that the Board take appropriate action to oversee the independence of the outside auditor, in response to the outside auditor's report to satisfy itself of the auditor's independence.

  . Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the Board.

  . Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

  . The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

                                          AUDIT COMMITTEE

                                          Duncan M. O'Brien, Jr., Chairman

                                          David A. Donnini

                                          Bruce V. Rauner

PROXY
                      Solicited by the Board of Directors
                              POLYMER GROUP, INC.
                              4838 Jenkins Avenue
                     North Charleston, South Carolina 29405

                      2001 Annual Meeting of Stockholders

  The undersigned hereby appoints Jerry Zucker and James G. Boyd, and each of them, proxies, with power of substitution and revocation, acting by a majority of those present and voting or if only one is present and voting then that one, to vote the stock of Polymer Group, Inc. which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held June 1, 2001 and at any adjournment or postponements thereof, with all the powers the undersigned would possess if present, with respect to the following:

  1. Election of directors:      [_] FOR the nominees      [_] WITHHOLD
AUTHORITY

                James G. Boyd      Duncan M. O'Brien, Jr.

 To withhold authority for an individual nominee, draw a line through his name.

  2. Approval of the 2001 Polymer Group Stock Option Plan

                   [_] FOR      [_] AGAINST      [_] ABSTAIN

  3. Ratification of the appointment of Ernst & Young LLP as the Corporation's independent public accountants

                   [_] FOR      [_] AGAINST      [_] ABSTAIN
  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If signed and no direction is given for any item, this proxy will be voted for all nominees.

  Please return your executed form as soon as possible in the envelope provided to First
Union National Bank, Attention: Proxy
Tabulation, P.O. Box 217950, Charlotte, North
Carolina 28254-3555.

                                                 Please sign exactly as name
                                                 appears on this Proxy. Joint
                                                 owners should each sign.
                                                 Trustees, executors, etc.
                                                 should indicate the capacity
                                                 in which they are signing.

                                                 ------------------------------
                                                 Signature                Date

                                                 ------------------------------
                                                 Signature                Date